Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS SEPTEMBER TRAFFIC
          TEMPE, Ariz., Oct. 4, 2006 — US Airways Group, Inc. (NYSE: LCC) today reported September, third quarter and year-to-date traffic results for 2006. For America West operated flights, revenue passenger miles (RPMs) for the month were 1.7 billion, down 7.1 percent from September 2005. Capacity was 2.3 billion available seat miles (ASMs), down 5.4 percent from September 2005. The passenger load factor for September was 74.1 percent versus 75.5 percent in September 2005.
          For US Airways mainline operated flights, RPMs for September 2006 were 2.9 billion, a decrease of 0.6 percent from September 2005. Capacity was 4 billion ASMs, up 0.4 percent from September 2005. The passenger load factor for the month of September was 71.9 percent versus 72.6 percent in September 2005.
          “Our consolidated (mainline and Express) passenger yield and revenue per available seat mile (PRASM) were both up more than 5 percent on a year-over-year basis. We continued to experience some softening of close-in bookings due partially to the increased security procedures put into place by the Transportation Security Administration. We are hopeful that the recently altered procedures, which allow for limited carry-on liquids, will largely reverse that trend,” said US Airways President Scott Kirby.
          Until US Airways operates under one certificate, data for America West and US Airways operated flights will continue to be reported separately. Additionally, US Airways Express consisting of PSA Airlines and Piedmont Airlines will continue to report separate data. US Airways Group, Inc., consisting of America West, US Airways mainline and US Airways Express, combined operational information will also be reported.
          The following summarizes US Airways Group, Inc., America West, US Airways mainline and US Airways Express September, third quarter and year-to-date results for 2006 and 2005:

Combined US Airways Group

	2006	2005	% Change

REVENUE PSGR MILES (000)	4,763,801	5,001,412	-4.8
Domestic	3,863,705	4,078,556	-5.3
International	900,096	922,856	-2.5

AVAILABLE SEAT MILES (000)	6,595,676	6,882,567	-4.2
Domestic	5,383,796	5,671,449	-5.1
International	1,211,880	1,211,118	0.1

LOAD FACTOR (%)	72.2	72.7	-0.5	PTS
ENPLANEMENTS	4,832,254	5,326,769	-9.3

QUARTER-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	16,570,273	17,520,117	-5.4
Domestic	13,312,154	14,218,023	-6.4
International	3,258,119	3,302,094	-1.3

AVAILABLE SEAT MILES (000)	21,071,906	22,568,521	-6.6
Domestic	16,928,234	18,468,746	-8.3
International	4,143,672	4,099,775	1.1

LOAD FACTOR (%)	78.6	77.6	1.0	PTS
ENPLANEMENTS	16,557,394	18,406,170	-10.0

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	48,140,546	51,668,772	-6.8
Domestic	39,488,608	42,724,500	-7.6
International	8,651,938	8,944,272	-3.3

AVAILABLE SEAT MILES (000)	61,061,145	67,351,444	-9.3
Domestic	49,841,618	55,987,033	-11.0
International	11,219,527	11,364,411	-1.3

LOAD FACTOR (%)	78.8	76.7	2.1	PTS
ENPLANEMENTS	49,901,733	55,331,003	-9.8

America West

	2006	2005	% Change

REVENUE PSGR MILES (000)	1,726,598	1,858,576	-7.1
Domestic	1,692,101	1,810,629	-6.5
International	34,497	47,947	-28.1

AVAILABLE SEAT MILES (000)	2,329,259	2,460,998	-5.4
Domestic	2,279,551	2,386,920	-4.5
International	49,708	74,078	-32.9

LOAD FACTOR (%)	74.1	75.5	-1.4	PTS
ENPLANEMENTS	1,588,509	1,730,414	-8.2

QUARTER-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	6,039,495	6,332,992	-4.6
Domestic	5,878,743	6,108,628	-3.8
International	160,752	224,364	-28.4

AVAILABLE SEAT MILES (000)	7,567,274	7,875,479	-3.9
Domestic	7,361,401	7,577,322	-2.8
International	205,873	298,157	-31.0

LOAD FACTOR (%)	79.8	80.4	-0.6	PTS
ENPLANEMENTS	5,461,707	5,801,678	-5.9

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	17,937,597	18,390,206	-2.5
Domestic	17,357,253	17,682,655	-1.8
International	580,344	707,551	-18.0

AVAILABLE SEAT MILES (000)	22,346,717	22,932,018	-2.6
Domestic	21,611,790	22,013,145	-1.8
International	734,927	918,873	-20.0

LOAD FACTOR (%)	80.3	80.2	0.1	PTS
ENPLANEMENTS	16,098,366	16,725,496	-3.7

US Airways Mainline

	2006	2005	% Change

REVENUE PSGR MILES (000)	2,853,538	2,871,199	-0.6
Domestic	1,987,939	1,996,290	-0.4
International	865,599	874,909	-1.1

AVAILABLE SEAT MILES (000)	3,969,843	3,954,468	0.4
Domestic	2,807,671	2,817,428	-0.3
International	1,162,172	1,137,040	2.2

LOAD FACTOR (%)	71.9	72.6	-0.7	PTS
ENPLANEMENTS	2,611,675	2,854,252	-8.5

QUARTER-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	9,908,839	10,255,445	-3.4
Domestic	6,811,472	7,177,715	-5.1
International	3,097,367	3,077,730	0.6

AVAILABLE SEAT MILES (000)	12,588,545	13,224,677	-4.8
Domestic	8,650,746	9,423,059	-8.2
International	3,937,799	3,801,618	3.6

LOAD FACTOR (%)	78.7	77.5	1.2	PTS
ENPLANEMENTS	8,961,583	10,109,722	-11.4

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	28,115,075	30,629,189	-8.2
Domestic	20,043,481	22,392,468	-10.5
International	8,071,594	8,236,721	-2.0

AVAILABLE SEAT MILES (000)	35,673,721	40,227,988	-11.3
Domestic	25,189,121	29,782,450	-15.4
International	10,484,600	10,445,538	0.4

LOAD FACTOR (%)	78.8	76.1	2.7	PTS
ENPLANEMENTS	27,087,569	31,464,769	-13.9

US Airways Express Piedmont Airlines, PSA Airlines & US Airways’ MidAtlantic Division*

	2006	2005	% Change

REVENUE PSGR MILES (000)	183,665	271,637	-32.4
Domestic (includes Caribbean)	183,665	271,637	-32.4

AVAILABLE SEAT MILES (000)	296,574	467,101	-36.5
Domestic (includes Caribbean)	296,574	467,101	-36.5

LOAD FACTOR (%)	61.9	58.2	3.7	PTS
ENPLANEMENTS (includes Caribbean)	632,070	742,103	-14.8

QUARTER -TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	621,939	931,680	-33.2
Domestic	621,939	931,680	-33.2

AVAILABLE SEAT MILES (000)	916,087	1,468,365	-37.6
Domestic	916,087	1,468,365	-37.6

LOAD FACTOR (%)	67.9	63.5	4.4	PTS
ENPLANEMENTS	2,134,104	2,494,770	-14.5

YEAR-TO-DATE	2006	2005	% Change

REVENUE PSGR MILES (000)	2,087,874	2,649,377	-21.2
Domestic	2,087,874	2,649,377	-21.2

AVAILABLE SEAT MILES (000)	3,040,707	4,191,438	-27.5
Domestic	3,040,707	4,191,438	-27.5

LOAD FACTOR (%)	68.7	63.2	5.5	PTS
ENPLANEMENTS	6,715,798	7,140,738	-6.0

*	US Airways Express also includes data for US Airways’ MidAtlantic division through May 27, 2006.
Integration Update
          US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments or announcements from the month of September:
•	Lowered fares in 43 markets served from Syracuse Hancock International Airport. US Airways has lowered its fares in approximately 150 markets this year.

•	Realigned the fare class structure to simplify the overall structure and establish a uniformity to both US Airways-operated and America West-operated flights.

•	Announced the selection of UnitedHealthCare (UHC) as the merged airlines health benefits provider. America West previously used UHC as their provider. UHC will begin covering US Airways employees on Jan. 1, 2007.

•	CEO Doug Parker along with former Allegheny and USAir CEO Edwin Colodny and America West found Ed Beauvais joined together to dedicate the Heritage Lobby at the airline’s corporate headquarters building in Tempe, Ariz. The lobby includes five display cases with hundreds of mementos from the airlines that make up the new US Airways which include Allegheny, America West, Piedmont, PSA and even Lake Central, Mohawk, Empire and Trump Shuttle. Many of which were donated or loaned by current and former employees.
          America West and US Airways report combined operational performance numbers to the Department of Transportation. For the month of September 2006, US Airways will report a domestic on-time performance of 76.8 percent and a completion factor of 98.8 percent.
          US Airways and America West’s recent merger creates the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the ability of the Company to merge its operations following the merger involving America West Holdings Group; the impact of further increases in fuel prices; the impact of general economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; potential failures or disruptions of the Company’s computer, communications or other technology systems; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation of the Company’s operations; relations with unionized employees generally and the impact and outcome of ongoing labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the Company’s reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, which is available at www.usairways.com.
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